UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2021

CERECOR INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)
540 Gaither Road, Suite 400, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CERC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On January 7, 2021, Cerecor Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC as the representative (the “Representative”) of the underwriters named therein (the “Underwriters”) relating to an underwritten public offering (the “Offering”) of 12,323,077 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) at a public offering price of $2.60 per share of Common Stock and pre-funded warrants to purchase 1,676,923 shares of Common Stock (the “Pre-Funded Warrants”) at a public offering price of $2.599 per Pre-Funded Warrant. Under the terms of the Underwriting Agreement, the Company also granted to the Underwriters an option, exercisable in whole or in part at any time for a period of 30 days from the date of the Underwriting Agreement, to purchase up to an additional 2,100,000 shares of Common Stock at a price per share of $2.60.

Certain insiders may purchase shares of Common Stock and Pre-Funded Warrants in the Offering. Because the Company has not entered into any binding agreements or received any commitments to purchase from any insiders, such insiders may elect not to purchase any shares of Common Stock or Pre-Funded Warrants in the Offering.

The Offering is being made pursuant to the Company’s registration statement on Form S-3 (File No. 333-233978), previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 27, 2019, under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective on October 24, 2019, a base prospectus, and a prospectus supplement dated January 7, 2021.

The legal opinion, including the related consent, of Troutman Pepper Hamilton Sanders LLP relating to the issuance and sale of the shares of Common Stock and the Pre-Funded Warrants to be issued in the Offering is filed as Exhibit 5.1 hereto.

Net proceeds from the Offering are expected to be approximately $33.6 million (excluding any sale of shares of Common Stock pursuant to the option to purchase additional shares of Common Stock granted to the Underwriters), after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company. The purchase and sale of the Common Stock and Pre-Funded Warrants, and the closing of the Offering, is expected to take place on or about January 12, 2021, subject to the satisfaction of customary closing conditions.

The Pre-Funded Warrants have an initial exercise price of $0.001 per share and are exercisable at any time after their original issuance at the option of each holder, in such holder’s discretion, by (i) payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise or (ii) a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Pre-Funded Warrant.

The Pre-Funded Warrants may not be exercised if, upon giving effect to such exercise, (i) the aggregate number of shares of Common Stock beneficially owned by the holder together with such holder’s affiliates, any person having beneficial ownership of shares of Common Stock owned by the holder as calculated in accordance with Section 13(d) of the Exchange Act, or any persons acting as a Section 13(d) group together with such holder or any of such holder’s affiliates (any such person other than holder, including any group of which Holder is a member, an “Additional Restricted Ownership Person”) would exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of the Company’s securities beneficially owned by the holder any Additional Restricted Ownership Person would exceed 9.99% of the combined voting power of all of the Company’s securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage, but not in excess of 19.99%, upon at least 61 days’ prior notice from the holder to the Company.

In the event of certain fundamental transactions, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Pre-Funded Warrants.

The Underwriting Agreement contains customary representations, warranties and covenants made by the Company. It also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses, claims, damages, or liabilities arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, each of the Company’s directors and executive officers have entered into “lock-up” agreements with the Underwriters that generally prohibit, without the prior written consent of the Representative, the sale, transfer or other disposition of securities of the Company through the period ending 90 days from the date of the Underwriting Agreement.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

A copy of the Form of Pre-Funded Warrants is attached as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing description of the Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Forward-Looking Statements

This Current Report on Form 8-K may include forward-looking statements made within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, including the information discussed under the captions “Part I, Item 1A - Risk Factors” and “Part II, Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the Company’s various other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Item 8.01.     Other Events.

On January 7, 2021, the Company issued a press release announcing the launch of the Offering and on January 7, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of the launch and pricing press releases are attached as Exhibit 99.1 and Exhibit 99.2, respectively to this Current Report on Form 8-K and are incorporated herein by reference.

Attached hereto as Exhibit 99.3 and incorporated herein by reference are supplemental risk factors to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020. The risk factors set forth on Exhibit 99.3 should be read in conjunction with the risk factors described in such Form 10-K and Form 10-Q.

 Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 7, 2021, by and between Cerecor Inc. and Jefferies LLC.

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP.

23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1).

99.1	Press Release, dated January 7, 2021.

99.2	Press Release, dated January 7, 2021.

99.3	Supplemental Risk Factors.

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERECOR INC.

Date: January 8, 2021	By:	/s/ Christopher Sullivan
Christopher Sullivan
Interim Chief Financial Officer

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